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                                                              Exhibit 10(n)


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made by and between Wayne T. Smith ("Employee") and Humana Inc. ("Humana") as of January 1, 1995.

                                   WITNESSETH

         WHEREAS, Employee serves as President and Chief Operating Officer of Humana; and

         WHEREAS, Employee has participated in and continues to participate in the major decisions affecting Humana, its employees and its shareholders and through his services has made a major contribution to the management of Humana; and

         WHEREAS, it is in the best interest of Humana to retain employees with the level of expertise and experience which Employee possesses; and

         WHEREAS, the Compensation Committee of the Board of Directors ("Committee") of Humana has determined that it is in the best interest of Humana to enter into an Employment Agreement with Employee;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties agree as follows:

         1. TERM OF THE AGREEMENT. This Agreement shall commence as of January 1, 1995, and shall continue in effect for one (1) year; provided, however, that, commencing on the first anniversary of the Agreement and each anniversary thereafter, this Agreement shall automatically renew for an additional one-year term unless Employee or the Board of Directors ("Board") determines to terminate it and provides notice of such determination within one hundred eighty (180) days prior to the beginning of any renewal term.

         2. CONTINUED EMPLOYMENT. Employee agrees to continue in the employment of Humana during the term of this Agreement and devote his best efforts to the business and affairs of Humana.

         3.      CONFIDENTIAL INFORMATION.

                 (i) Employee recognizes and acknowledges that during the term of employment Employee will develop, have access to and come into possession of trade secrets and confidential information of Humana including, without limitation, software systems, specifications, programs and documentation, the methods and data which Humana owns, plans or develops, whether for its own use or for use by its clients, developments, designs, inventions and improvements, trade secrets and works of authorship, customer lists, supplier lists, proposals, marketing plans and procedures, all of which are confidential and are the property of Humana. Employee further recognizes and acknowledges that in order to enable Humana to perform services for its customers, those customers may furnish to Humana confidential information concerning their business
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         affairs, property, methods of operation or other data and that the goodwill afforded to Humana and its employees requires keeping such services and information confidential. All of these materials and information including, without limitation, those relating to Humana's systems and customers, will be referred to below as "Proprietary Information."

                 (ii) Employee agrees that during the term of Employee's employment with Humana and thereafter, Employee will keep any and all Proprietary Information confidential and will not disclose any Proprietary Information, directly or indirectly, to any third person or entity, without the prior written consent of Humana. Employee further agrees that during the term of Employee's employment with Humana and thereafter Employee will not use, handle, copy or duplicate, in part or in whole, any Proprietary Information, except as directed by Humana and in the ordinary course of Humana's business. This confidentiality covenant has no temporal, geographic or territorial restriction.

                 (iii) Employee agrees that upon request by Humana, and in any event immediately upon termination of Employee's employment, Employee shall turn over to Humana all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, software, cards, surveys, maps, logs, machines, technical data, work product or any other tangible product or document which has been produced by, received by or otherwise submitted or made available to Employee during or prior to Employee's employment with Humana.

                 (iv) Employee understands and agrees that all Proprietary Information is and shall remain the property of Humana and that Employee has not and will not appropriate for Employee's own use or for the use of any third party any Proprietary Information. Furthermore, Employee hereby assigns and agrees to assign to Humana or its subsidiaries or affiliates, as appropriate, its successors, assigns or nominees, Employee's entire right, title and interest in any developments, designs, patents, inventions and improvements, trade secrets, trademarks, copyrightable subject matter or other Proprietary Information which Employee has made or conceived, or may make or conceive, either solely or jointly with others, while providing services to Humana, or with the use of time, material or facilities of Humana or relating to any actual or anticipated business, research, development, product, service or activity of Humana known to Employee while employed by Humana, or suggested by or resulting from any task assigned to Employee or work performed by Employee for or on behalf of Humana, whether or not such work was performed prior to the date of this Agreement.

         4. COVENANT NOT TO COMPETE. Employee agrees that because of the confidential and sensitive nature of the Proprietary Information and because the use of, or even the appearance of the use of, the Proprietary Information in certain circumstances may cause irreparable damage to Humana and its reputation, or to customers of Humana, Employee will not, from the date of this Agreement until the expiration of one (1) year after the date on which Employee's





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employment with Humana terminates for any reason, directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of or be connected in any manner, including as director, officer, consultant, independent contractor, employee, partner, or investor with any business, enterprise, organization or other individual or entity which solicits business, performs services or delivers goods that are comparable to or competitive with any business of Humana; provided, however, that the ownership of less than five percent (5%) of the outstanding capital stock of any entity with securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended, shall not be prohibited by this Section 4.

         5. NON-SOLICITATION. Employee agrees that during the term of Employee's employment with Humana and for a period of one (1) year thereafter, Employee will not interfere with Humana's relationship with, or endeavor to entice away from Humana, any business, enterprise, organization or other individual or entity, which is an employee, customer or supplier of Humana, or which maintains a business relationship with any business of Humana.

         6.      COMPENSATION AND BENEFITS.

                 (i) Employee's base salary will be set by Humana from time to time and will not be less than Employee's base salary as of the effective date of this Agreement. Humana may raise Employee's base salary, but shall not lower such base salary. Each year's base salary will be payable in arrears in twenty-six (26) equal bi-weekly installments.

                 (ii) Employee shall be eligible to participate in (a) all management incentive compensation plans, stock option and other equity based incentive plans, bonus plans and deferred compensation plans maintained by Humana from time to time (awards under which shall be subject to the discretion of the Compensation Committee) as well as
         (b) Humana's savings and retirement plans, (c) Humana's health plan, disability income plan, life insurance plan (collectively the "Welfare Plans"), and (d) all other employee benefit plans now in effect or hereafter adopted by Humana so long as they are maintained during the term of the Agreement, Employee's participation therein to be commensurate with his compensation and position and to be determined in accordance with the same general principles applied in determining the participation of other employees, other than as otherwise specified herein.

         7. TERMINATION WITHOUT CAUSE. If Employee is terminated by Humana at any time during the term of this Agreement other than for Cause, as defined herein, or shall receive the notification described in Section 1 of this Agreement, he shall be entitled to the following:

                 (i) Payment in a lump sum within five (5) days of termination of an amount equal to one time his then-current base salary.

                 (ii) Immediate and full vesting of any stock options which are not otherwise exercisable or payable as of the date of termination of employment. The expiration or





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         termination of awards will be governed by the terms of the plans under which they were initially granted; provided that Employee shall be treated as retiring from the Company for purposes of determining when his stock options expire.

                 (iii) Payment of benefits under the Humana Officers' Target Retirement Plan ("Target Plan") calculated so that Employee is deemed, for the purpose of vesting under the Target Plan , to be the greater of age fifty-five (55) or Employee's actual age at date of termination. For purposes of the Target Plan, Average Participating Compensation shall be calculated, based on the highest three (3) of the last ten (10) Plan years coincident with or preceding Employee's termination.

                 (iv) Continuation of life insurance coverage at no cost to employee to age sixty-five (65) on the same terms and at the same levels as when he was employed.

                 (v) Continuation of health insurance coverage, under an insured health program available to Humana employees, until age sixty-five (65) at the cost for such coverage calculated in the manner provided under the Consolidated Omnibus Budget Reconciliation Act (COBRA). Employee's spouse also shall be entitled, as Employee's dependent, to continuation of health insurance coverage until she reaches age sixty-five (65) under the same plans as Employee and subject to the same terms and cost of coverage under those plans as Employee. However, once Employee reaches age sixty-five (65) and is entitled to coverage under Medicare (or its successor), he shall not be entitled to dependent coverage under his spouse's coverage.

         8. TERMINATION FOR CAUSE. If Humana terminates Employee's employment with Humana for Cause, then this Agreement shall terminate and Humana shall have no further obligation to pay Employee any amounts under this Agreement except base salary already earned and payable, but not yet paid. Termination of participation and benefits under the Welfare Plans and other employee benefit plans of the Company shall be in accordance with the particular terms and provisions of each such plan.

         A termination is for "Cause" if Employee (a) intentionally engaged in conduct which is demonstrably and materially injurious to Humana; provided, however, that no act, nor failure to act, on Employee's part, shall be considered "intentional" unless he has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that his action or failure to act was in the best interest of Humana, or (b) is convicted by a court of competent jurisdiction and following the exhaustion of all possible appeals, of a criminal act involving Humana or its assets. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause unless there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to Employee and an opportunity for Employee, together with his counsel, to be heard before the Board), finding that in the opinion of the Board that the acts set forth in (a) or (b) above occurred as set forth herein and specifying the particulars thereof in detail.





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         9.      VOLUNTARY RESIGNATION DURING THE TERM.  In the event that
Employee shall voluntarily resign during the term of this Agreement, he shall be entitled to the compensation and benefits set forth in Section 7(i), (iii),
(iv) and (v). Termination of participation under other benefit plans of the Company shall be in accordance with the particular terms and provisions of such plans.

         10. TERMINATION DUE TO DISABILITY OR DEATH. Employee's severance of employment during the term of this Agreement due to permanent and total disability shall not be considered a voluntary resignation. In this event, Employee shall be entitled to the benefits set forth in Section 7(i), (ii),
(iii), (iv) and (v). In the event Employee dies during the term of this Agreement, Employee's beneficiary or beneficiaries or estate as appropriate shall be entitled to the benefits set forth in Section 7(i), (ii) and (iii).

         11. CHANGE IN CONTROL. In the event of a Change in Control, as defined in Employee's severance protection agreement dated February 19, 1993, as amended and restated as of November 3, 1994, and as it may be amended from time to time ("Severance Protection Agreement"), his benefit under the Target Plan shall be calculated with additional service credits, if necessary, so that he is deemed to have thirty (30) years of service. In addition, his benefit shall be calculated in accordance with the terms of the Target Plan or in accordance with Section 7(iii) hereunder, whichever shall be more beneficial to Employee. The benefits set forth in Section 7(iv) and (v) shall commence at the conclusion of the continuation of benefits described in Subsection 2)a)3)C) of the Severance Protection Agreement.

         12. THIS AGREEMENT supersedes and rescinds the Letter Agreement between Humana and Employee dated June 18, 1992, and the Employment Agreement between Employee and Humana dated April 1, 1987. All other agreements between Humana and Employee continue in full force and effect.

         13. BINDING EFFECT. This Agreement and any amendments hereto shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

         14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky without regard to its rules of conflict of laws. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the Commonwealth of Kentucky and of the United States of America located in the Commonwealth of Kentucky for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby; and agree not to commence any litigation relating thereto except in such courts.

         15. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so





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broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         IN WITNESS WHEREOF, Humana has caused this Agreement to be executed by its duly authorized officer and Employee has executed this Agreement, each as of the day and year set forth above.


                                        HUMANA INC.

                                                      Arthur P. Hipwell
                                        By:____________________________________
                                                      Senior Vice President


                                                      Wayne T. Smith
                                        Employee:______________________________
                                                      Wayne T. Smith





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